Exhibit 99.1

STEC Announces First Quarter 2009 Results – Company Surpasses Previous Revenue and EPS Guidance

ZeusIOPS Quarterly Revenue Reaches New Record; First Half 2009 ZeusIOPS

Revenue is Now Estimated to Reach $65 Million

SANTA ANA, Calif., May 11, 2009 — STEC, Inc. (Nasdaq:STEC) announced today the Company’s financial results for the first quarter ended March 31, 2009. Revenue for the first quarter of 2009 was $63.5 million, an increase of 25.2% from $50.7 million for the first quarter of 2008, and an increase of 11.6% from $56.9 million for the fourth quarter of 2008. Shipments of the Company’s ZeusIOPS solid-state drives (“SSD”) into the Enterprise-Storage market grew to $25.7 million for the first quarter of 2009, an increase of 267.1% from $7.0 million for the first quarter of 2008, and an increase of 29.8% from $19.8 million for the fourth quarter of 2008.

Non-GAAP gross profit margin increased to a Company all-time high of 39.8% for the first quarter of 2009, compared to 34.6% for the first quarter of 2008 and 32.3% for fourth quarter of 2008. Non-GAAP diluted earnings per share from continuing operations was $0.17 for the first quarter of 2009, compared to $0.07 for the first quarter of 2008, and $0.05 for the fourth quarter of 2008. GAAP results for the first quarter of 2009 included start-up costs related to the Company’s Malaysia facility, employee stock compensation, intellectual property rights litigation costs and special charges related to the implementation of a Company restructuring plan. Non-GAAP results are explained and reconciled to GAAP results in tables included in this release.

GAAP gross profit margin was 36.3% for the first quarter of 2009, compared to 32.9% for the first quarter of 2008 and 27.8% for the fourth quarter of 2008. GAAP diluted earnings per share from continuing operations was $0.07 for the first quarter of 2009, compared to $0.04 for the first quarter of 2008, and $0.00 for the fourth quarter of 2008.

Additional highlights for the first quarter of 2009 include:

•	Accelerated adoption of the ZeusIOPS SSDs into the major Enterprise-Storage and Enterprise-Server OEM customers, including IBM and Hitachi;

•	Reduced lower-margin legacy product sales to less than 15% of the total product revenue mix;

•	Increased cash and cash equivalents and short-term investments at the end of the first quarter of 2009 to approximately $63 million, a 91% increase from the end of the prior quarter;

•	Decreased inventory to approximately $45 million at the end of the first quarter of 2009, a 30% decrease from the end of the prior quarter; and

•

Reduced the Company’s effective corporate tax rate to 24% in the first quarter of 2009 from 40% in 2008 as a result of the transition of substantially all of the Company’s manufacturing and certain supporting operations to its new Malaysia facility.

Business Outlook

“I am very pleased to report to you that we are executing on all of our strategic initiatives as evidenced by our excellent first quarter of 2009 results which exceeded even our most recent guidance,” said Manouch Moshayedi, STEC’s Chairman and Chief Executive Officer. “We have shown a significant improvement in our already strong balance sheet, have added two major Enterprise-Storage OEMs to our blue chip customer list, have successfully transitioned substantially all of our core operations to Malaysia, and increased our non-GAAP gross profit margin to 39.8%.

“In our previous earnings report we had estimated that our ZeusIOPS sales for the first half of 2009 would surpass $53 million; however, it now appears that we had under estimated the growth of this product line and now believe that we will achieve an estimated $65 million in sales of ZeusIOPS during the first half of 2009.”

Guidance

“We currently expect second quarter of 2009 revenue to range from $68 million to $70 million with diluted non-GAAP earnings per share to range from $0.20-$0.22.”

Conference Call

STEC will hold an open conference call to discuss results for the first quarter of 2009. The call will take place today at 1:30 p.m., Pacific/ 4:30 p.m., Eastern. The call-in numbers for the conference are (877) 675-4753 (United States and Canada) and (719) 325-4891 (International).

Webcast

This call is being webcast. The webcast can be accessed by clicking on the gray “Nasdaq:STEC” tab at the top of the home page at www.stec-inc.com. The webcast will be archived and available for replay beginning approximately two hours after the live call concludes.

About STEC, Inc. (Nasdaq:STEC)

STEC, Inc. is a leading global provider of Solid-State technologies and solutions tailored to meet the high-performance, high-reliability needs of original equipment manufacturers (OEMs). With headquarters in Santa Ana, California and locations worldwide, STEC leverages almost two decades of Solid-State knowledge and experience to deliver the industry’s most comprehensive line of Solid-State Drives to the storage industry.

For information about STEC and to subscribe to the Company’s “Email Alerts” service, please visit our web site at www.stec-inc.com, click the “Nasdaq:STEC” tab at the top of the page and then click “Email Alerts.”

Use of Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we use non-GAAP financial measures (non-GAAP gross profit, non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations) that exclude start-up costs related to the Company’s Malaysia facility, employee severance, employee stock compensation, a warranty claim, global tax structuring costs, IP litigation costs, hiring and recruiting fees for key R&D employees, special charges related to the implementation of a Company restructuring plan and the short-term impact of the global tax structuring on the Company’s effective tax rate. Management excludes these items because it believes that the non-GAAP measures enhance an investor’s overall understanding of the Company’s financial performance and future prospects by being more reflective of the Company’s core, recurring operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. Difficulties in forecasting the non-GAAP items include the timing of customer audit approvals for the Malaysia facility which would impact the ramp up of production, registration costs for new entities related to our global tax structuring and unexpected delays in shipping new products developed by our foreign subsidiaries in lower tax jurisdictions than the United States. These items could be materially significant in our GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies’ financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in tables included in this release. Certain amounts reported in prior releases may have been reclassified to conform to the current quarter’s non-GAAP presentation.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning: estimated ZeusIOPS sales for the first half of 2009; and revenue and diluted non-GAAP earnings per share guidance for the second quarter of 2009. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” in filings with the Securities and Exchange Commission made from time to time by the Company, including its Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include the following risks: business and economic conditions and growth trends in our industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; changes in demand from certain customer segments; fluctuating cost of raw materials; excess inventory held by our customers reducing future demand for our products; the unexpected cost of intellectual property litigation and results of litigation being inherently uncertain; design wins may not lead to revenues; unexpected cancellation or rescheduling of orders by our customers; we may not realize the expected benefits from our operations in Malaysia or from our global tax structuring; unexpected increases in the cost associated with the operation of our new Malaysia facility; unexpected delays in the qualification process of our products with customers; our growth initiatives may not be successfully implemented or implemented slower than expected; we may not realize the anticipated benefits from any acquisitions of businesses, technologies, or assets we have acquired or may acquire in the future; excess availability of DRAM or Flash memory could reduce component pricing resulting in lower average selling prices and gross profit; DRAM or Flash memory supply may tighten requiring suppliers to place their customers, including us, on limited component allocation; interruptions or delays at the semiconductor manufacturing facilities that supply components to us; higher than expected operating expenses and capital equipment expenditures; new and changing technologies limiting the applications of our products; our inability to become more competitive in new and existing markets; our inability to maintain and increase market share; difficulty competing in sectors characterized by aggressive pricing and low margins; new customer and supplier relationships may not be implemented successfully; adverse global economic and geo-political conditions, including acts of terror, business interruption due to earthquakes, hurricanes, pandemics, power outages or other natural disasters; and potential impact of high energy prices and other global events outside of our control which could adversely impact customer confidence and hence reduce demand for our products. The information contained in this press release is a statement of STEC’s present intention, belief or expectation. STEC may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in STEC’s assumptions or otherwise. STEC undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

STEC, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	March 31, 2009	December 31, 2008
	Unaudited	Audited
ASSETS
Current Assets:
Cash and cash equivalents	$57,463	$33,379
Short-term investments	5,200	—
Accounts receivable, net of allowances of $1,415 at March 31, 2009 and $1,196 at December 31, 2008	37,897	43,516
Inventory	44,699	63,985
Deferred income taxes	1,593	1,302
Other current assets	6,637	7,872

Total current assets	153,489	150,054

Leasehold interest in land	2,618	2,587
Property, plant and equipment	42,537	44,406
Intangible assets	496	573
Goodwill	1,682	1,682
Other long-term assets	2,735	2,720
Deferred income taxes	4,473	4,407

Total assets	$208,030	$206,429

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$10,674	$13,097
Accrued and other liabilities	10,648	10,339

Total current liabilities	21,322	23,436

Long-term income taxes payable	1,494	1,430
Commitments and contingencies	—	—
Shareholders’ Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 48,442,686 shares issued and outstanding as of March 31, 2009 and 48,429,348 shares issued and outstanding as of December 31, 2008	48	48
Additional paid-in capital	130,342	129,670
Retained earnings	54,824	51,845

Total shareholders’ equity	185,214	181,563

Total liabilities and shareholders’ equity	$208,030	$206,429

STEC, INC.

CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share amounts)

	Quarter Ended March 31,
	Unaudited	Unaudited
	2009	2008
Net revenues	$63,536	$50,680
Cost of revenues	40,503	34,026

Gross profit	23,033	16,654

Sales and marketing	4,772	4,441
General and administrative	7,366	5,344
Research and development	5,520	4,308
Special charges	1,177	—

Total operating expenses	18,835	14,093
Operating income	4,198	2,561
Other (expense) income, net	(12)	777

Income from continuing operations before provision for income taxes	4,186	3,338
Provision for income taxes	992	1,493

Income from continuing operations	3,194	1,845
Discontinued operations:
Loss from discontinued operations	(356)	—
Benefit for income taxes	141	—

Loss from discontinued operations	(215)	—

Net income	$2,979	$1,845

Net income (loss) per share:
Basic:
Continuing operations	$0.07	$0.04
Discontinued operations	(0.01)	—

Total	$0.06	$0.04

Diluted:
Continuing operations	$0.07	$0.04
Discontinued operations	(0.01)	—

Total	$0.06	$0.04

Shares used in net income (loss) per share computation:
Basic	48,434	49,991

Diluted	49,063	51,323

The non-GAAP financial measures included in the following tables are non-GAAP gross profit, non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations, which adjust for the following items: (a) start-up costs related to the Company’s Malaysia facility,(b) employee severance, (c) employee stock compensation, (d) a warranty claim, (e) global tax structuring costs, (f) IP litigation costs, (g) hiring and recruiting fees for key R&D employees, (h) special charges related to the implementation of a Company restructuring plan and (i) the short-term impact of the global tax structuring on the Company’s effective tax rate. Management believes these non-GAAP financial measures enhance an investor’s overall understanding of the Company’s financial performance and future prospects by being more reflective of the Company’s core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core, recurring operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies’ financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial results, are set forth below:

a)	The Malaysia facility start-up costs relate primarily to expenses associated with our new 210,000 square foot facility in Penang, Malaysia in which construction was completed in 2008. During 2008 and the first quarter of 2009, the Company used this facility to train production employees, obtain facility certifications such as ISO certification, install the necessary accounting and information systems and conduct customer audits to better prepare for the full-scale transition of its US operations to Malaysia in 2009. As full-scale production was not completely transitioned to Malaysia until the second quarter of 2009, management believes excluding Malaysia start-up costs from the Company’s operations for the periods presented herein provides investors with a better means of evaluating the Company’s current operations.

b)	Employee severance relates to one-time costs incurred related to the termination of certain US-based employees. The Company typically provides compensation to employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

c)	Employee stock compensation costs incurred in connection with SFAS 123R have been excluded as management omits these expenses when evaluating its core operating activities, for strategic decision making, forecasting future results and evaluating current performance.

d)

The warranty claim relates to a customer reimbursement request for internally generated costs that they contend were incurred to remediate issues involving a manufacturing defect for compact flash cards purchased and rectified by the Company in prior years.

The Company previously acknowledged the defect in the controller design on certain of its compact flash cards and immediately put a coordinated plan in place in 2006, substantially completed prior to 2008, to replace all suspect cards identified by this customer with the Company bearing all costs. The Company has assessed the possible outcomes of the claim and has recorded an estimated liability in the fourth quarter of 2008. The Company views this customer claim for their internal service and repair costs incurred in prior periods as non-recurring and therefore not indicative of current Company performance.

e)	The global tax structuring costs relate primarily to tax consulting, legal fees and filing fees associated with establishing various corporate entities throughout the world, and establishing cost-sharing and transfer pricing agreements among the worldwide entities. These costs are included as a non-GAAP item as the Company believes these expenditures are one-time set-up fees and are therefore not indicative of the Company’s recurring operational results. Beginning in the first quarter of 2009, the Company no longer treats global tax structuring costs as a non-GAAP item as the structuring was substantially completed by the end of 2008.

f)	IP litigation costs relate to a patent infringement suit filed against the Company by a competitor on April 14, 2008. The Company filed its answer to the lawsuit asserting affirmative defenses of non-infringement, invalidity and counter-claimed for a declaratory judgment of non-infringement, invalidity, and unenforceability for all patents in question plus legal fees and costs. In February 2009, the lawsuit was mutually dismissed by both parties. Management believes that legal and consulting fees incurred in conjunction with this lawsuit should be excluded when evaluating core operations since management believes these costs are non-recurring.

g)	Research and development employee recruitment fees relate to a core group of engineers hired to begin development of a new product design. In 2008, the Company incurred recruiting fees and one-time sign-on bonuses for these core employees. Management believes that the recruiting fees and one-time bonuses incurred for the start-up of this engineering design group is non-recurring and should be excluded from its results when evaluating the Company’s current operations.

h)	Special charges relate to a restructuring plan that the Company implemented during the first quarter of 2009. This plan involved a reduction in the Company’s workforce which primarily impacted U.S. based operations and employees as part of the overall transition of certain operations to the Company’s new facility in Penang, Malaysia. The Company expects the restructuring plan to be substantially completed by the end of 2009. Management believes that costs incurred in connection with the restructuring plan which were primarily related to workforce reduction severance costs and consolidation of facilities expenses are non-recurring in nature and should be excluded when evaluating core operations.

i)

During 2008, the Company’s effective tax rate increased in excess of its base historical tax rate as the result of the implementation of a global tax structuring plan. The short-term impact of the global tax structuring plan resulted in losses being incurred in foreign jurisdictions with zero tax rates which produced less overall tax benefits for the Company. For non-GAAP purposes, the Company has made an adjustment to reflect the full-year 2008 effective tax rates at historical base rate levels. No adjustments have been made to 2009 effective tax rates as the global tax structuring was substantially completed by the end of 2008 and the Company expects to achieve future tax benefits. Management believes that fluctuations in the Company’s effective tax rate during the 2008 implementation of the global tax structuring were temporary and should be excluded when evaluating core operations for that period.

STEC, INC.

Schedule Reconciling GAAP Income From Continuing Operations to Non-GAAP Income From Continuing Operations

($ in thousands, except per share amounts)

(unaudited)

	For the Quarters Ended
	March 31, 2009	March 31, 2008	December 31, 2008
GAAP income (loss) from continuing operations	$3,194	$1,845	$(174)

The non-GAAP amounts have been adjusted to exclude the following items:
Excluded from cost of sales:
Malaysia facility start-up costs (a)	$2,249	$897	$1,850
Employee severance (b)	—	—	211
Employee stock compensation (c)	21	5	21
Warranty claim (d)	—	—	477

	2,270	902	2,559
Excluded from operating expenses:
Malaysia facility start-up costs (a)	$1,635	$998	$1,460
Employee severance (b)	—	—	73
Employee stock compensation (c)	606	326	719
Global tax structuring costs (e)	—	401	194
IP litigation costs (f)	1,249	—	1,484
Hiring and recruiting fees for key R&D employees (g)	—	—	185
Special charges - restructuring costs (h)	1,177	—	—

	6,937	2,627	6,674
Income tax effect on non-GAAP adjustments	1,644	991	2,516

Net effect of adjustments to GAAP net income	5,293	1,636	4,158
Global tax structuring implementation short-term income income tax impact (i)	—	249	(1,464)

Non-GAAP income from continuing operations	$8,487	$3,730	$2,520

GAAP diluted earnings per share from continuing operations	$0.07	$0.04	$—
Impact of non-GAAP adjustments on diluted earnings per share	$0.10	$0.03	$0.05

Non-GAAP diluted earnings per share from continuing operations	$0.17	$0.07	$0.05

(a) - (i) See corresponding footnotes above.

STEC, INC.

Schedule Reconciling Reported Financial Ratios

(unaudited)

	For the Quarters Ended
	March 31, 2009	March 31, 2008	December 31, 2008
GAAP gross profit	36.3%	32.9%	27.8%
Effect of reconciling item on gross profit	3.5%	1.7%	4.5%

Non-GAAP gross profit	39.8%	34.6%	32.3%

STEC, INC.
Selected Non-GAAP Financial Information
($ in thousands)
(unaudited)

	For the Quarters Ended
	March 31, 2009	March 31, 2008	December 31, 2008
GAAP gross profit	$23,033	$16,654	$15,845
Malaysia facility start-up costs (a)	2,249	897	1,850
Employee severance (b)	—	—	211
Employee stock compensation (c)	21	5	21
Warranty claim (d)	—	—	477

Non-GAAP gross profit	$25,303	$17,556	$18,404

(a) - (d) Refer to the corresponding footnotes above.

STEC, Inc.

Mitch Gellman, Vice President of Investor Relations

(949) 260-8328

ir@stec-inc.com